Exhibit 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS




    We consent to the incorporation by reference in the registration statements for the Ionics 1997 Stock Incentive Plan on Form S-8 (registration no. 333-29135); the 1979 Stock Option Plan on Form S-8 (registration nos. 333-05225, 33-54293, 33-41598, 33-5814, 33-14194, 2-
64255, 2-72936 and 2-82780); in the registration statement for the Ionics
Section 401(k) Stock Savings Plan on Form S-8 (registration no. 33-2092); in the registration statement for the Ionics 1994 Restricted Stock Plan (No. 33-59051); and in the registration statement for the Ionics 1986 Stock Option Plan for Non-Employee Directors (registration no. 33-54400), of our reports, dated February 19, 1999, on our audits of the consolidated financial statements and the financial statement schedule of Ionics, Incorporated as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which are included or incorporated by reference in this Annual Report on Form 10-K.



                                  /s/PRICEWATERHOUSECOOPERS, LLP



Boston, Massachusetts
March 29, 1999


















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